UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2007
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 PROGRESS PLACE NE P.O. BOX 227 CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01.     Other Events.
Proposed Acquisition of CT Communications, Inc.
On May 25, 2007, CT Communications, Inc. (“CT Communications”), Windstream Corporation (“Windstream”), and Windstream Marlin, Inc., a wholly owned subsidiary of Windstream, entered into an agreement and plan of merger pursuant to which Windstream agreed to acquire CT Communications for approximately $585 million, which includes the assumption of cash and debt. Pursuant to the terms of the merger agreement, Windstream will acquire all of CT Communications’ outstanding common stock in a cash merger at a price of $31.50 per share (the “Merger”). Upon completion of the Merger, CT Communications will become a wholly-owned subsidiary of Windstream. The Merger is expected to close in the second half of 2007 and is subject to certain conditions, including necessary approvals from federal and state regulators and the shareholders of CT Communications. On May 29, 2007, CT Communications issued a press release announcing the Merger, as discussed above. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Additional Information and Where to Find It
In connection with the proposed Merger, CT Communications plans to file a proxy statement with the SEC. Investors and security holders of CT Communications are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the proposed Merger. The final proxy statement will be mailed to shareholders of CT Communications. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by CT Communications with the SEC, at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, when it becomes available, and CT Communications’ other filings with the SEC may also be obtained from CT Communications by directing a request to CT Communications, Inc., 1000 Progress Place, NE, Post Office Box 227, Concord, North Carolina 28026-0227, Attention: David H. Armistead, Corporate Secretary.
CT Communications, Windstream and their respective officers and directors may be deemed to be soliciting proxies from CT Communications’ shareholders in favor of the proposed merger. Information regarding CT Communications’ directors and executive officers is available in CT Communications’ proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on March 22, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits.
          99.1     Press Release dated May 29, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

	By:	/s/ Ronald A. Marino

Ronald A. Marino Chief Accounting Officer

Dated: May 29, 2007